EXHIBIT 99(A)
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Excellence in Telecommunications, Electronics, Automotive
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                                  NEWS RELEASE

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FOR IMMEDIATE RELEASE

INVESTORS:  MICHAEL R. ELIA                          MEDIA:   MELODYE DEMASTUS
            SR. VICE PRESIDENT & CFO                          MELROSE CONSULTING
            (614) 791-3117                                    (614) 771-0860


         INSILCO HOLDING CO. COMPLETES SALE OF SPECIALTY PUBLISHING UNIT

         COLUMBUS, OHIO, FEBRUARY 11, 2000 - INSILCO HOLDING CO. (OTC BULLETIN
BOARD: INSL) reported today that it has completed the previously announced sale of Taylor Publishing, its Dallas-based specialty publishing business unit, to a newly formed company owned by Castle Harlan Partners III, L.P. for proceeds of $93.48 million before adjustments for working capital and transaction-related costs.

         David A. Kauer, Insilco President and CEO, reiterated, "Taylor is a fine business with solid prospects, however it does not fit with our long-term strategy of pursuing growth in our core technology and heat exchanger businesses." Kauer concluded, "We have benefited from our long association with Taylor Publishing and wish them much success in the future."

         The statements made in this press release that are not historical facts are forward looking statements, including statements with respect the Company's ability reduce its debt and invest in its core businesses and complete acquisitions, and as such, are subject to certain risks and uncertainties. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: the inability to obtain bank approval for potential acquisitions, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, adverse changes in operating performance, and adverse economic conditions. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1998 and reports on 10-Q for the quarters ended March 31, June 30 and September 30, 1999. Copies of these filings may be obtained by contacting the Company or the SEC.

         Insilco Holding Co., based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components. The Company's business units serve the telecommunications, electronics, automotive and other industrial markets. It had revenues in 1999 of $580 million.

Investor Relations Contact: Michael Elia (614) 792-0468 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.investor-access.com/insilco.html.

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